Exhibit 99.1

For Immediate Release Contact: Robert Bilotti, Chairman (616) 929-1600

Grand River Commerce, Inc. Announces Plans to Suspend Its SEC Reporting

Grandville, MI (June 29, 2012) – Grand River Commerce, Inc. (OTCBB: GNRV), the holding company for Grand River Bank (the “Bank”), announced today that, pursuant to the provisions of the Jumpstart Our Business Startups Act (the “JOBS Act”), its board of directors has approved the filing of a Form 15 with the United States Securities and Exchange Commission (“SEC”) to deregister the Company’s common stock and suspend the Company’s reporting obligations under Sections 12(g) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The JOBS Act, which was signed into law on April 5, 2012, increases the threshold under which banks and bank holding companies are permitted to deregister from the Exchange Act from 300 record shareholders to 1,200 record shareholders. The Company has 648 shareholders of record, and therefore qualifies for deregistration.

The Company intends to file the Form 15 on or about June 29, 2012 and expects it to become effective 90 days after its filing, or September 26, 2012.  Once the Form 15 is effective, the obligations of the Company to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, as well as proxy materials, will cease.

“The decision to suspend reporting was made after careful consideration of the advantages and disadvantages of continuing as an SEC reporting company.  This action should reduce our operating expenses and result in a significant benefit to the Company’s stockholders.” said Robert P. Bilotti, Chairman and CEO of Grand River Commerce, Inc.  “Our shareholders will continue to have access to Company performance information on our website and via our publicly available regulatory reports.”

The Company’s common stock is currently quoted on the OTCBB, and the Company anticipates that listing will continue.

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About Grand River Commerce, Inc.

Headquartered in Grandville, Michigan, Grand River Commerce, Inc. was founded in August 2006 as a Michigan corporation and bank holding company for Grand River Bank.  Through the Bank, Grand River Commerce serves the communities of Grandville, Grand Rapids and surrounding area by offering a broad range of commercial and consumer banking services to small and medium-sized business, professionals and local residents.

Shares of Grand River Commerce trade on the OTC Bulletin Board under the symbol GNRV.  For more information about Grand River Commerce and the Bank, please visit our website at http://www.grandriverbank.com.

Forward-Looking Statements

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. Any financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Grand River Commerce Inc.’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Grand River Commerce Inc. will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Grand River Commerce Inc. with the Securities and Exchange Commission.